          As Filed With the Securities and Exchange Commission on July 15, 2002
                                                     1940 Act File No. 811-08375


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM N-1A

               REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
                                  ACT OF 1940                           X


                               Amendment No.  9 ........................X


                       DEUTSCHE INVESTORS PORTFOLIOS TRUST
                       -----------------------------------
                   (formerly, Flag Investors Portfolios Trust)
               (Exact Name of Registrant as Specified in Charter)

                          P.O. Box 501 Cardinal Avenue
                        Grand Cayman, Cayman Islands, BWI
                    (Address of Principal Executive Offices)

                                 (416) 216-4293
                         (Registrant's Telephone Number)


Edward J. Veilleux                          Copies to: Richard W. Grant, Esq.
Investment Company Capital Corp.            Morgan, Lewis & Bockius LLP
One South Street                            1701 Market Street
Baltimore, MD 21202                         Philadelphia, PA 19103
(Name and Address of Agent for Service)

Explanatory Introduction

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy any beneficial interests in any series of the Registrant.

         Deutsche Investors Portfolios Trust

               Top 50 US Portfolio (US Dollar)

               Japanese Equity Portfolio (US Dollar)


PART A

Responses to Items 1 through 3, and 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, and Related
Risks

Beneficial interests in Deutsche Investors Portfolios Trust (the "Trust")(formerly, Flag Investors Portfolios Trust), an open-end management investment company, are divided into separate series, each having distinct investment objectives and policies. Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolios may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

There can be no assurance that the investment objective(s) of any of the Portfolios will be achieved. The Registrant incorporates by reference information concerning the Portfolios' investment objectives, strategies, principal investments, and risk factors associated with investments in the Portfolios from the subsections entitled "Overview" and "A Detailed Look" in the Top 50 US Fund's and Japanese Equity Fund's (the "Feeder Funds") Class A, B and C Share prospectuses and in the subsections entitled "Overview of the Fund", "Principal Risks of Investing in the Fund" and "A Detailed Look at Scudder Japanese Equity Fund-Class S Shares" in the Japanese Equity Fund Class S Share Prospectus (the "Feeder Funds' Prospectuses"). The Feeder Funds' Prospectuses are contained in Post-Effective Amendment No. 23 and 26 to the registration statement on Form N-1A, as amended, of Deutsche Investors Funds, Inc.
(File No. 333-07008).

Additional information about the investment policies of each Portfolio appears in Part B.

Item 6. Management, Organization and Capital Structure

Investment Company Capital Corp. (ICCC) is the Advisor of the Top 50 US and Japanese Equity Portfolios. ICCC has retained the services of DWS International Portfolio Management GmbH (DWS) as the Sub-Advisor for the Japanese Equity Portfolio. ICCC has retained the services of Deutsche Asset Management, Inc. (DeAM, Inc.) as the Sub-Advisor of the Top 50 US Portfolio.

ICCC, DWS and DeAM, Inc. are indirect subsidiaries of Deutsche Bank AG. For further information about the Advisor and Sub-Advisors, including their compensation, see Item 13 in Part B. The Board of Trustees of the Trust provides broad supervision over the affairs of the Portfolios. A majority of the Trust's Trustees are not affiliated with the Advisor or Sub-Advisors. For further information about the Trustees of the Trust, see Item 13 in Part B.

Registrant incorporates by reference information concerning the management of the Portfolios' investments from the sub-section entitled "Management of the Fund" of the section entitled "A Detailed Look" in the Feeder Funds' Prospectuses.

The Portfolios' assets are generally determined based upon the market value of the portfolio securities. However, the Board of Trustees of the Trust may determine in good faith that another method of valuing investments is necessary to appraise their fair value. Registrant incorporates by reference the information concerning fair value procedures from the sub-section entitled "Pricing Risk" of the section entitled "A Detailed Look" in the Feeder Funds' Prospectuses.

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Item 7. Shareholder Information

The net asset value (NAV) of each Portfolio is determined each day on which the New York Stock Exchange (NYSE) is open for trading ("Portfolio Business Day"). The NAV of each of the Japanese Equity Portfolio and Top 50 US Portfolio is determined as of the close of regular trading on the NYSE (generally 4:00 p.m., U.S. Eastern time) or in the event that the NYSE closes early, at the time of such early closing (the "Valuation Time"). Since the Japanese Equity Portfolio owns foreign securities that trade in foreign markets on days the NYSE is closed, the value of this Portfolio's assets may change on days that beneficial interests cannot be purchased, redeemed or exchanged.

Each investor in the Portfolios may add to or reduce its investment in the Portfolio on each day the NYSE is open for regular trading. At the close of regular trading on the NYSE on each such business day, the value of each investor's beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on the NYSE on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of regular trading on the NYSE on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the NYSE on the following business day of the Portfolio.

The end of each Portfolio's fiscal year is August 31.

An investor in the Portfolios may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolios in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act if an emergency exists.

The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio.

There is no minimum initial or subsequent investment in a Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Each Portfolio is considered a partnership under the Internal Revenue Code. Therefore, no federal income tax provision is required.

Under the anticipated method of operation of the Portfolios, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxable on its share (as determined in accordance with the governing instruments of each Portfolio) of a Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in a Portfolio.

Investor inquiries may be directed to: toll-free 800-730-1313.


Item 8. Distribution Arrangements

An investment in the Portfolios may be made without a sales load. All investments are made at the net asset value next determined after an order is received in "good order" by a Portfolio. The NAV of each Portfolio is determined on each Portfolio Business Day.

The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently the Trust has six series.

Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees.

Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio its investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference information concerning its Master-Feeder structure from the sub-section entitled "Organizational Structure" of the section entitled "A Detailed Look" in the Feeder Funds' prospectuses.

Item 9. Financial Highlights

Registrant incorporates by reference information in the most recent Annual Report (File Nos. 333-7008 and 811-8227) of Deutsche Investors Funds, Inc. (the "Feeder Funds' Annual Report").

PART B

Item 10. Cover Page and Table of Contents

This Part B should only be read in conjunction with Part A. Part A contains additional information about the investment objectives, portfolio strategies, principal investments, and risk factors associated with investments in the Top 50 US Portfolio and Japanese Equity Portfolio.

Registrant incorporates by reference information in the Statement of Additional Information and Prospectuses for Top 50 US and Japanese Equity Fund (collectively, the "Feeder Funds") contained in Post-Effective Amendment No. 23 and 26 to the registration statement on Form N-1A (File No. 333-07008), as amended, of Deutsche Investors Funds, Inc. (the "Feeder Funds' SAIs" and the "Feeder Funds' Prospectuses"). A copy of the most recent available Feeder Funds' registration statements will be provided to anyone requesting a copy of this Registration Statement. Registrant also incorporates by reference information in the most recent Annual Reports (File Nos. 333-7008 and 811-8227) of Deutsche Investors Funds, Inc. (the "Feeder Funds' Annual Reports").

Table of Contents

Trust History..................................................................6

Description of the Trust and its Investments and Risks.........................6

Management of the Trust........................................................6

Control Persons and Principal Holders of Securities............................6

Investment Advisory and Other Services.........................................7

Brokerage Allocation and Other Practices.......................................7

Capital Stock and Other Securities.............................................7

Purchase, Redemption and Pricing of Shares.....................................8

Taxation of the Trust..........................................................9

Underwriters..................................................................10

Calculation of Performance Data...............................................10

Financial Statements..........................................................10

Item 11.  Trust History

Deutsche Investors Portfolios Trust (the "Trust")(formerly Flag Investors Portfolios Trust, the name of the Trust was changed May 7, 2001) was organized as a trust under the laws of the State of New York on June 20, 1997. The Trust's Board of Trustees originally established ten portfolios, of which two currently remain. In December 1999, Investa Portfolio (US Dollar), Global Bond Portfolio (US Dollar) and European Bond Portfolio (US Dollar) liquidated and closed. On September 29, 2000 an eleventh portfolio, designated the Communications Portfolio, commenced operations and on May 1, 2001, the Portfolio was closed and its feeder fund was converted to a stand-alone fund. In January 2001, the US Money Market Portfolio liquidated and closed. On June 17, 2002 the Top 50 World Portfolio, Top 50 Europe Portfolio, Top 50 Asia Portfolio and European Mid-Cap Portfolio liquidated and closed.

Item 12. Description of the Trust and its Investments and Risks

The Trust is an open-end management investment company with diversified and non-diversified portfolios.

Part A contains additional information about the investment objectives, portfolio strategies, principal investments, and risk factors associated with investments in Top 50 US Portfolio and Japanese Equity Portfolio. This Part B should only be read in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which each Portfolio may invest, the investment policies and portfolio strategies that each Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

Registrant incorporates by reference information concerning the portfolio strategies, investment policies and limitations, and associated risks of each of the Portfolios from the sections entitled "Objectives", "Strategy", "Principal Investments", "Investment Process", "Other Investments" and "Risks" in the Feeder Funds' Prospectuses and from the sections entitled "Investment Objectives, Policies and Restrictions" and "Investment Objectives and Policies" in the Feeder Funds' SAIs.

Item 13.  Management of the Trust

Registrant incorporates by reference information concerning the management of the Trust from the subsections entitled "Officers and Board of Directors of the Corporation and Trustees of the Portfolios Trust" and "Directors and Officers" in the Feeder Funds' SAIs.

Item 14. Control Persons and Principal Holders of Securities

As of June 30, 2002, the Trust's Board and Officers as a group owned less than 1% of the Portfolios' outstanding beneficial interests.

As of June 30, 2002, the following funds owned more than 5% of the outstanding beneficial interests in each of the Portfolios:

Percentage
Ownership         Owner of Beneficial Interest        Portfolio

100%              Top 50 US Fund                      Top 50 US Portfolio

100%              Japanese Equity Fund                Japanese Equity Portfolio

As long as an investor controls its corresponding Portfolio, the investor may take actions without the approval of any other holder of beneficial interest in the Portfolio.

Each investor has informed its corresponding Portfolio that whenever it is requested to vote on matters pertaining to the Portfolio (other than a vote by the Portfolio to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), it will hold a meeting of its investors and will cast its vote as instructed by those investors.

Item 15. Investment Advisory and Other Services

Registrant incorporates by reference information from the Feeder Funds' SAI concerning the investment advisory and other services provided for or on behalf of each of the Portfolios from the subsections entitled "Advisor" and "Investment Sub-Advisor" of the section entitled "Who Manages and Provides Services to the Funds?" and/or "Management of the Fund" in the Feeder Funds SAIs; "Operations Agent" and "Administrative Agent" of the section entitled "Administrator"; and the sections entitled "Custodian and Fund Accountant", "Independent Accountants" and "Fees Paid by the Portfolios Trust for Services for the Fiscal Year Ended August 31." The Registrant also incorporates by reference the sections entitled "Fees and Expenses of the Fund" in the Feeder Funds' Prospectuses.

Item 16. Brokerage Allocation and Other Practices

Registrant incorporates by reference information concerning the brokerage allocation and other practices of each of the Portfolios from the subsections entitled "Brokerage Transactions" and/or "Fees Paid by the Funds for Services for the Fiscal Year Ended August 31" of the section entitled "Who Manages and Provides Services to the Funds?" in the Feeder Funds' SAIs.

Item 17. Capital Stock and Other Securities

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series, such as the Portfolios. No series of the Trust has any preference over any other series. Investors in the Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolios. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy of the particular series. Upon liquidation or dissolution of the Portfolios, investors are entitled to share pro rata in the net assets of the Portfolios available for distribution to investors. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolios may not be transferred. The Feeder Funds do not issue certificates representing an investor's beneficial interest in the Portfolio.

Each investor in the Portfolios is entitled to a vote in proportion to the amount of its investment. The Portfolios and other series of the Trust will all vote together in certain circumstances (e.g., election of the Trust's Trustees and Auditors, as required by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolios, or in the series, would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Portfolios will hold special meetings of investors when in the judgment of the Trust's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Trust's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Trust, with respect to each Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolios' investors (with the vote of each being in proportion to its percentage of the beneficial interests in a Portfolio), except that if the Trustees of the Trust recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of each Portfolio) will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees of the Trust by written notice to investors.

In addition to selling beneficial interests to its corresponding Feeder Fund, a Portfolio may sell beneficial interests to other mutual funds or institutional investors (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds). Such investors will invest in a Portfolio on the same terms and conditions and will pay a proportionate share of the Portfolio's expenses. However, the other investors investing in the Portfolio may sell shares of their own fund using a different pricing structure than the corresponding Feeder Fund. Such different pricing structures may result in differences in returns experienced by investors in other funds that invest in the Portfolio. Such differences in returns are not uncommon and are present in other mutual fund structures.

The Trust is organized as a trust under the laws of the State of New York. The Declaration of Trust of the Portfolios provides that investors in the Portfolios or any other series of the Trust will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities.

The Declaration of Trust further provides that obligations of the Portfolios or any other series of the Trust are not binding upon the Trustees individually but only upon the property of the Portfolios or other series of the Trust, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations with respect to any series thereof. Accordingly, the Trustees of the Trust believe that neither the Portfolios nor their investors will be adversely affected by reason of the investment of all of the assets of a Feeder Fund in its corresponding Portfolio.

Item 18. Purchase, Redemption and Pricing of Shares.

Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.

Each Portfolio determines its net asset value once daily on Monday through Friday as described under "Shareholder Information" in Part A. Registrant incorporates by reference information concerning the method followed by each Portfolio in determining its net asset value, the timing of such determinations and the purchase of shares from the section entitled "What Do Shares Cost?" or "Net Asset Value" and redemptions in the section entitled "Redemptions" in the Feeder Funds' SAIs.

Item 19. Taxation of the Trust

The Trust is organized as a New York business trust. Each of the Portfolios is treated for federal income tax purposes as a separate partnership that is not a "publicly traded partnership." As a result, each Portfolio is not subject to federal income tax; instead, each investor in a Portfolio is required to take into account in determining federal income tax liability its share of the Portfolio's income, gains, losses, deductions and credits, without regard to whether it has received any cash distributions from the Portfolio. An allocable share of a tax exempt investor's income will be "unrelated business taxable income" ("UBTI") only to the extent that a Portfolio borrows money to acquire property or invests in assets that produce UBTI. In addition to US federal taxes, investors in a Portfolio may also be subject to state and local taxes on their distributive share of a Portfolio's income.

For certain purposes, a holder of beneficial interests in a Portfolio is deemed to own a proportionate share of a Portfolio's assets and to earn a proportionate share of such Portfolio's income including for purposes of determining whether an investor satisfies the requirements to qualify as a regulated investment company ("RIC"). Accordingly, each Portfolio intends to conduct its operations so that investors that invest substantially all of their assets in such Portfolio and intend to qualify as RICs should be able to satisfy all those requirements.

Distributions to an investor from a Portfolio ( whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that: (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in such Portfolio before the distribution; (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in a Portfolio and includes a disproportionate share of any unrealized receivables held by such Portfolio; (3) loss will be recognized to the extent that a liquidation distribution consisting solely of cash and/or unrealized receivables is less than the investor's basis for its interest in a Portfolio prior to distribution; and (4) gain or loss may be recognized on a distribution to an investor that contributed property to a Portfolio (other than the property to be distributed to such investor). An investor's basis for its interest in a Portfolio generally will equal the amount of cash and the basis of any property it invests in such Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis or any property such Portfolio distributed to the investor and (b) the investor's share of a Portfolio's net losses.

If a Portfolio engages in transactions in options, futures contracts, forward contracts and certain other transactions involving foreign exchange gain or loss, such transactions may be subject to special tax rules, the effect of which may be to accelerate income to such Portfolio, defer Portfolio losses, cause adjustments in the holding periods of the Portfolio's securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses.

Foreign Investments. If the Portfolios purchase foreign securities, the investment income of their corresponding Feeder Fund may be subject to foreign withholding or other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Feeder Funds would be subject. The effective rate of foreign tax cannot be predicted since the amount of a Portfolio's assets to be invested within various countries is uncertain. However, each Portfolio intends to operate so as to qualify for treaty-reduced tax rates when applicable.

A Portfolio's gains and losses from the sale of securities will generally be treated as derived from U.S. sources, however, certain foreign currency gains and losses likewise will be treated as derived from U.S. sources. The limitation on the foreign tax credit is applied separately to foreign source "passive income," such as the portion of dividends received from a Portfolio that qualifies as foreign source income. In addition, the foreign tax credit is allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals.

If a Portfolio purchases shares in certain foreign investment entities, called "passive foreign investment companies" ("PFIC"), such Portfolio may be subject to U.S. federal income tax and a related interest charge on a portion of any "excess distribution" or gain from the disposition of such shares even if such income is distributed to its investors.

Foreign Investors. Allocations of U.S. source dividend income to an investor who, as to the United States, is a foreign trust or estate, foreign corporation or foreign partnership (a "foreign investor") will be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate) unless the dividends are effectively connected with a U.S. trade or business of the investor, in which case the dividends will be subject to tax on a net income basis at the graduated rates applicable to U.S. individuals or domestic corporations. Allocations of Portfolio interest or short term or net long term capital gains to foreign investors will not be subject to U.S. tax unless the allocations are effectively connected with the investor's trade or business in the United States or, in the case of an investor who is a non-resident alien individual, the investor was present in the United States for more than 182 days during the taxable year and certain other conditions are met.

The foregoing discussion relates only to federal income tax law. Income from a Portfolio also may be subject to foreign, state, and local taxes, and their treatment under foreign, state, and local tax laws may differ from the federal income tax treatment. Investors should consult their tax advisors with respect to particular questions of federal, state, and local taxation.

The foregoing discussion is based on U.S. federal tax laws in effect on the date hereof. These laws are subject to change by legislative or administrative action, possibly with retroactive effect.

Item 20. Underwriters

The Exclusive Placement Agents for the Trust are ICC Distributors, Inc. and Scudder Distributors, Inc. The Exclusive Placement Agent receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.

Item 21. Calculation of Performance Data

Not applicable

Item 22. Financial Statements

Registrant incorporates by reference the financial statements of the Portfolios from the sections entitled "Statement of Assets and Liabilities", "Statement of Operations", "Statements of Changes in Net Assets", "Financial Highlights" and "Notes to Financial Statements" in each of the Feeder Funds' most recent Annual Reports.

PART C.  OTHER INFORMATION

Responses to Items 23(e) and 23(i) through (k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 23. Exhibits:

         (a)   (i)    Amended and Restated Declaration of Trust, incorporated by reference to Registrant's Registration Statement as filed with the Commission on September 23, 1997;

               (ii) Trustees' Resolution to amend Declaration of Trust, incorporated by reference to Registrant's Registration Statement as filed with the Commission on September 29, 2000.

               (iii) Trustee's resolution to amend Declaration of Trust, incorporated by reference to Registrant's Registration Statement as filed with the Commission on December 27, 2001.

         (b) By-Laws of the Registrant, incorporated by reference to Registrant's Registration Statement as filed with the Commission on September 23, 1997;

         (c)   Not applicable;

         (d)   (i)    Conformed copy of Investment Advisory Agreement between
                      Registrant and Investment Company Capital Corp.(ICCC), incorporated by reference to Registrant's Registration
                      Statement as filed with the Commission on December 27, 2001.

               (ii) Conformed Copy of Investment Sub-Advisory Agreement among Registrant, ICCC, DWS International Portfolio Management GmbH (DWS) and Deutsche Asset Management, Inc. (DeAM, Inc.), incorporated by reference to Registrant's Registration Statement as filed with the Commission on December 27, 2001.

         (e)   Not applicable;

         (f)   Not applicable;

         (g) Conformed copy of Custodian Agreement between Registrant and Investors Bank and Trust Company, incorporated by reference to Registrant's Registration Statement as filed with the Commission on December 27, 2001.

         (h)   (i)    Conformed copy of Fund Accounting Agreement between
                      Registrant and IBT

                         Fund Services (Canada) Inc., incorporated by reference to Amendment No. 2 to Registrant's Registration Statement as filed with the Commission on September 1, 1998;

               (ii) Conformed Copy of Master Services Agreement between Registrant and Investment Company Capital Corp., incorporated by reference to Registrant's Registration statement as filed with the Commission on December 27, 2001.

               (iii) Conformed copy of Letter Agreement regarding Fee Schedule for Sub-Administration Services between Registrant and Investment Company Capital Corp., incorporated by reference to Registrant's Registration Statement as filed with the Commission on December 29, 2000.

               (vi)  (a) Conformed copy of Exclusive Placement Agent Agreement, amended through May 1, 2001 between the Registrant and ICC Distributors, Inc., incorporated by reference to Registrant's Registration statement as filed with the Commission on December 27, 2001.

                     (b) Form of Exclusive Placement Agent with Scudder
                         Distributors Inc., filed herewith.

               (vii) (a) Form of Expense Limitation Agreements, incorporated by reference to Registrant's Registration statement as filed with the Commission on December 27, 2001.

                     (b) Form of Expense Limitation Agreement for Japanese
                         Equity Fund, filed herewith.

         (i)   Not applicable;

         (j)   Not applicable;

         (k)   Not applicable;

         (l) Investment representation letters of initial investors, incorporated by reference to Registrant's Registration Statement as filed with the Commission on September 23, 1997;

         (m)   Not applicable;

         (n)   Not applicable;

         (o)   Not Applicable.

         (p)   (i)    Flag Complex Code of Ethics, incorporated by reference to
                      Registrant's Registration statement as filed with the Commission on December 27, 2001.
               (ii)   Investment Company Capital Corp. Code of Ethics,
                      incorporated by reference to Registrant's Registration
                      Statement as filed with the Commission on December 29, 2000;
               (iii)  DWS International Portfolio Management GmbH Code of
                      Ethics, incorporated by reference to Registrant's
                      Registration statement as filed with the Commission on December 27, 2001.
               (iv)   Deutsche Asset Management, Inc. Code of Ethics, filed
                      herewith.

         (q) Conformed copies of Powers of Attorney, incorporated by reference to Registrant's Registration statement as filed with the Commission on December 27, 2001.


Item 24. Persons Controlled By or Under Common Control with the Trust:

         None

Item 25. Indemnification:

Incorporated by reference to Registrant's Registration Statement as filed with the Commission on September 23, 1997.

Item 26. Business and Other Connections of Investment Adviser:

During the past two fiscal years, no director or officer of ICCC (investment advisor for each Portfolio), DWS (investment sub-advisor for Japanese Equity Portfolio), and DeAM, Inc. (investment sub-advisor for Top 50 US Portfolio) has engaged in any other business, profession, vocation, or employment of a substantial nature other than that of the business of investment management and through affiliates, investment banking.

Item 27. Principal Underwriters:

(a) ICC Distributors, Inc. the Exclusive Placement Agent for shares of the Registrant, acts as principal underwriter for Flag Investors Communications Fund, Inc. (formerly known as Flag Investors Telephone Income Fund, Inc.), Flag Investors Series Funds, Inc. (formerly known as Flag Investors International Fund, Inc.), Emerging Growth Fund, Inc. (formerly known as Flag Investors Emerging Growth Fund, Inc.), Deutsche Asset Management Shares of Total Return U.S. Treasury Fund, Inc., Deutsche Asset Management Shares of Managed Municipal Fund, Inc., Short-Intermediate Income Fund, Inc. (formerly known as Flag Investors Short-Intermediate Income Fund, Inc.), Flag Investors Value Builder Fund, Inc., Real Estate Securities Fund, Inc. (formerly known as Flag Investors Real Estate Securities Fund, Inc.), Flag Investors Equity Partners Fund, Inc., Deutsche Investors Funds, Inc., BT Investment Funds, BT Advisor Funds, BT Pyramid Mutual Funds, BT Institutional Funds, BT Investment Portfolios, Cash Management Portfolio, Intermediate Tax Free Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Capital Appreciation Portfolio, Asset Management Portfolio, and Morgan Grenfell Investment Trust, all registered open-end management investment companies.

Scudder Distributors, Inc. acts as exclusive placement agent for shares of the Registrant and acts as principal underwriter for certain other funds managed by Deutsche Investment Management Americas Inc.

(b) Information on the officers and directors of ICC Distributors, Inc., exclusive placement agent for shares of the Registrant, is set forth below:

    Name and Principal       Positions and Offices        Positions and Offices
    Business Address           With Distributor             With Registrant


    John Y. Keffer              President,                     -------
    Two Portland Square         ICC Distributors, Inc.
    Portland, ME 14101

    David I. Goldstein          Secretary,                     -------
    Two Portland Square         ICC Distributors, Inc.
    Portland, ME 14101

    Benjamin L. Niles           Vice President,                -------
    Two Portland Square         ICC Distributors, Inc.
    Portland, ME 14101

    Nanette K. Chern            Chief Compliance Officer,      --------
    Two Portland Square         ICC Distributors, Inc.
    Portland, ME 14101

    Ronald H. Hirsch            Treasurer,                     --------
    Two Portland Square         ICC Distributors, Inc.
    Portland, ME 14101

    Dana A. Lukens              Assistant Secretary,           --------
    Two Portland Square         ICC Distributors, Inc.
    Portland, ME 14101

    Frederick Skillin           Assistant Treasurer,
    Two Portland Square         ICC Distributors, Inc.
    Portland, ME 14101

Information on the officers and directors of Scudder Distributors, Inc., exclusive placement agent for shares of the Registrant, is set forth below:

--------------------------------------------------------------------------------------------------------
Name and Principal            Positions and Offices with                  Positions and Offices
Business Address              Scudder Distributors, Inc.                  with Registrant
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Thomas F. Eggers              Chairman and Director
345 Park Avenue
New York, NY 10154
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Thomas V. Bruns               President and Director                      None
222 South Riverside Plaza
Chicago, IL  60606
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
William F. Glavin             Vice President and Director                 None
Two International Place
Boston, MA  02110-4103
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
James J. McGovern             Chief Financial Officer and Treasurer       None
345 Park Avenue
New York, NY  10054
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Caroline Pearson              Secretary                                   None
Two International Place
Boston, MA  02110-4103
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Linda J. Wondrack             Vice President and Chief                    None
Two International Place       Compliance Officer
Boston, MA  02110-4103
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Susan K. Crawshaw             Vice President                              None
222 South Riverside Plaza
Chicago, IL  60606
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Scott B. David                Vice President                              None
Two International Place
Boston, MA  02110-4103
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Robert Froelich               Vice President                              None
222 South Riverside Plaza
Chicago, IL  60606
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Michael L. Gallagher          Vice President                              None
222 South Riverside Plaza
Chicago, IL  60606
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
M. Patrick Donovan            Vice President                              None
Two International Place
Boston, MA  02110-4103
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Michael E. Harrington         Vice President                              None
222 South Riverside Plaza
Chicago, IL  60606
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Dean Jackson                  Vice President                              None
222 South Riverside Plaza
Chicago, IL  60606
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Terrance S. McBride           Vice President                              None
222 South Riverside Plaza
Chicago, IL  60606
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
C. Perry Moore                Vice President                              None
222 South Riverside Plaza
Chicago, IL  60606
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Johnston A. Norris            Vice President                              None
222 South Riverside Plaza
Chicago, IL  60606
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Todd N. Gierke                Assistant Treasurer                         None
222 South Riverside Plaza
Chicago, IL  60606
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
James E. Keating              Assistant Treasurer                         None
345 Park Avenue
New York, NY  10054
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Philip J. Collora             Assistant Secretary                         None
222 South Riverside Plaza
Chicago, IL  60606
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Diane E. Ratekin              Assistant Secretary                         None
222 South Riverside Plaza
Chicago, IL  60606
--------------------------------------------------------------------------------------------------------

(c) Not applicable


Item 28. Location of Accounts and Records:

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules thereunder are maintained at the offices of:

Deutsche Investors Portfolios Trust
P.O. Box 501
Cardinal Avenue Grand Cayman, Cayman Islands, BWI

Investment Company Capital Corp.
One South Street
Baltimore, MD 21202
(Investment Advisor and Administrator for each Portfolio)

DWS International Portfolio Management GmbH
Gruenburgweg 113-115, 60323
Frankfurt am Main, Germany
(Investment Sub-Advisor for Japanese Equity Portfolio (US Dollar))

Deutsche Asset Management, Inc.
250 Park Avenue
New York, NY  10017
(Investment Sub-Advisor for Top 50 US Portfolio (US Dollar))


IBT Fund Services (Canada) Inc.
One First Place
King Street West, Suite 2800
P.O. Box 231
Toronto, Ontario  M5X1C8
(Fund Accounting Agent for each Portfolio)

Investors Bank & Trust Company
200 Clarendon Street
Boston, MA  02116
(Custodian for each Portfolio)

Item 29. Management Services:

    Not applicable.

Item 30. Undertakings:
    Not applicable

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, DEUTSCHE INVESTORS PORTFOLIOS TRUST has duly caused this amendment to its registration statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Baltimore and the State of Maryland, on the 12th day of July 2002.

                                            DEUTSCHE INVESTORS PORTFOLIOS TRUST

                                                 By: /s/ RICHARD T. HALE*
                                                     ---------------------------
                                                     Richard T. Hale
                                                     President/Trustee

    Name                            Title                          Date

/s/ RICHARD T. HALE*           President and Trustee
-------------------------      (Chief Executive Officer and
Richard T. Hale                Acting Principal Officer)       July 12, 2002

/s/ EUGENE J. MCDONALD*
-------------------------
Eugene J. McDonald             Trustee                         July 12, 2002

/s/ LOUIS E. LEVY*
-------------------------
Louis E. Levy                  Trustee                         July 12, 2002

/s/ RICHARD R. BURT*
-------------------------
Richard R. Burt                Trustee                         July 12, 2002

/s/ ROBERT W. WADSWORTH*
-------------------------
Robert W. Wadsworth            Trustee                         July 12, 2002

/s/ TRUMAN T. SEMANS*
-------------------------
Truman T. Semans               Trustee                         July 12, 2002

/s/ JOSEPH R. HARDIMAN*
-------------------------
Joseph R. Hardiman             Trustee                         July 12, 2002

/s/ CARL W. VOGT*
-------------------------
Carl W. Vogt                   Trustee                         July 12, 2002

/s/ REBECCA W. RIMEL*
-------------------------
Rebecca Rimel                  Trustee                         July 12, 2002


/s/ CHARLES A. RIZZO*          Treasurer
-------------------------      (Chief Financial and
Charles A. Rizzo               Accounting Officer)             July 12, 2002

* By Power of Attorney
   By: /s/ DANIEL O. HIRSCH    Attorney In Fact For the
       --------------------    Persons Listed Above
   Daniel O. Hirsch                                            July 12, 2002

RESOLVED, that Edward J. Veilleux, Amy M. Olmert and Daniel O. Hirsch are authorized to sign the Registration Statements on Form N-1A, and any Post-Effective Amendments thereto, of each Fund in the Flag Complex on behalf of each Fund's President pursuant to a properly executed power of attorney.

RESOLVED, that Edward J. Veilleux, Amy M. Olmert and Daniel O. Hirsch are authorized to sign the Registration Statements on Form N-1A, and any Post-Effective Amendments thereto, of each Fund in the Flag Complex on behalf of each Fund's Chief Financial Officer pursuant to a properly executed power of attorney.

RESOLVED, that Edward J. Veilleux, Amy M. Olmert and Daniel O. Hirsch are authorized to sign the Registration Statements on Form N-1A, and any Post-Effective Amendments thereto, of each Fund in the Flag Complex on behalf of each Fund's Director/Trustee pursuant to a properly executed power of attorney.